Exhibit 99.1

August 1, 2019

SG Blocks Announces Closing of Public Offering of Common Stock

NEW YORK--(BUSINESS WIRE)-- SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, fabricator and innovator of container-based structures, today announced that it closed its previously announced underwritten public offering of 900,000 shares of common stock at an offering price of $0.85 per Common Share for aggregate gross proceeds of $765,000, prior to deducting underwriting discounts, commissions and other offering expenses.

SG Blocks, Inc., intends to use the net proceeds from the proposed offering for working capital.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as representative of the underwriters in the offering.

The shares of common stock in this offering were offered on a firm commitment basis, any and all basis pursuant to an effective shelf registration statement. A prospectus supplement relating to the offering was filed by the Company with the SEC on July 31, 2019 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may also be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004 (877) 436-3673, Email: prospectus@think-equity.com.

Safe Harbor

This press release contains forward-looking statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in under the caption “Risk Factors” in the preliminary prospectus supplement related to the offering and our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2019, our Annual Report on Form 10-K filed with the SEC on March 29, 2019 and our other filings with the SEC. SG Blocks, Inc. cautions readers not to place undue reliance on any forward-looking statements and it does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in SG Blocks' filings with the Securities and Exchange Commission. Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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Media

Rubenstein Public Relations

Christina Levin

Account Director 212-805-3029 clevin@rubensteinpr.com or

Investor Relations

James Carbonara

Hayden IR (646)-755-7412 james@haydenir.com

Brett Maas

Hayden IR (646) 536-7331 brett@haydenir.com Source: SG Blocks, Inc.